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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

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                NAME                            STATE OF INCORPORATION/FORMATION
                ----                            --------------------------------
DK Footwear Partners                            New York general partnership
DK Shoe Corp.                                   New York corporation
Donna Karan (H.K.) Limited                      Hong Kong corporation
Donna Karan Canada Inc.                         Canadian corporation
Donna Karan (Italy) S.r.l.                      Italian corporation
Donna Karan (Italy) Shoe S.r.l.                 Italian corporation
Donna Karan Studio                              New York general partnership
Formal Reserve Management, Inc.                 New York corporation
Full Requirements Merchandising, Inc.           New York corporation
Gabby Apparel, Inc.                             New York corporation
The Donna Karan Company                         New York corporation
The Donna Karan Company Store, G.P.             New York general partnership
The Donna Karan Company Store (U.K.) Limited    United Kingdom corporation
The Donna Karan Store Corporation               New York corporation
Tomio Tangents, Inc.                            New York corporation
Donna Karan UK (Holding), L.L.C.                Delaware limited liability company
Donna Karan Company Stores UK Holding Ltd.      United Kingdom corporation
Donna Karan Company Stores UK Retail Ltd.       United Kingdom corporation
Donna Karan Management Corporation UK Ltd.      United Kingdom corporation
Donna Karan Studio Holdings Inc.                Delaware corporation

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